UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2016
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Completion of Offering of 1.125% Senior Notes due 2023 by Celanese US Holdings LLC
On September 26, 2016, Celanese US Holdings LLC (“Celanese US”), a wholly owned subsidiary of Celanese Corporation (the “Company”), completed its registered offering of €750,000,000 of 1.125% Senior Notes due 2023 (the “Notes”). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, Celanese US, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by a Sixth Supplemental Indenture, dated September 26, 2016 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Celanese US, certain subsidiaries of Celanese US (the “Subsidiary Guarantors”), the Trustee, and Deutsche Bank Trust Companies Americas, as paying agent, registrar and transfer agent.
Net proceeds from the sale of the Notes will be used to repay amounts outstanding under the Company's senior unsecured revolving credit facility (the “Revolving Facility”). As of September 15, 2016, the Company had €367 million (approximately $413 million based on a €/$ exchange rate of  €1.00/$1.1243 as of September 15, 2016). Any net proceeds not used to repay amounts outstanding under the Revolving Facility will be used for general corporate purposes.
The Notes bear interest at a rate of 1.125% per year, payable annually in arrears. Celanese US’s obligations under the Notes are guaranteed on a senior unsecured basis by the Company and, initially, the Subsidiary Guarantors.
Upon the occurrence of a change of control with a ratings decline, the holders of the Notes will have the right to require Celanese US to make an offer to repurchase each holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.
The Indenture contains covenants limiting, among other things, the Company and the Subsidiary Guarantors’ ability to create liens, enter into sales-leaseback transactions, merge or consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets. The Indenture also contains customary events of default.
The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture and the Sixth Supplemental Indenture and is qualified in its entirety by reference to the copy of the Base Indenture previously filed as Exhibit 4.2 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2011 and the copies of the form of Note and the Sixth Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report, which are each incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
The opinion and consent of Gibson, Dunn & Crutcher LLP in connection with the validity of the Notes offered under the Registration Statement are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
4.1	Form of 1.125% Senior Note due 2023 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A (File No. 001-32410) filed with the SEC on September 22, 2016).

4.2
Sixth Supplemental Indenture, dated as of September 26, 2016, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Companies Americas, as paying agent, registrar and transfer agent.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 26, 2016.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: September 26, 2016

Exhibit Index

Exhibit
Number	Description
4.1	Form of 1.125% Senior Note due 2023 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A (File No. 001-32410) filed with the SEC on September 22, 2016).

4.2
Sixth Supplemental Indenture, dated as of September 26, 2016, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Companies Americas, as paying agent, registrar and transfer agent.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 26, 2016.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

5